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Exhibit 21.1

In Effect as of February 1, 2017

Legal Entity	Jurisdiction
COGENT COMMUNICATIONS HOLDINGS, INC.	(Delaware)
subsidiaries:
COGENT COMMUNICATIONS GROUP, INC.	(Delaware)
COGENT COMMUNICATIONS, INC.	(Delaware)
COGENT COMMUNICATIONS OF CALIFORNIA, INC.	(Delaware)
COGENT IH, LLC	(Delaware)
COGENT WG, LLC	(Delaware)
COGENT COMMUNICATIONS OF D.C., INC.	(Delaware)
COGENT COMMUNICATIONS OF FLORIDA, INC.	(Delaware)
COGENT COMMUNICATIONS OF MARYLAND, INC.	(Delaware)
COGENT CANADA, INC.	(Nova Scotia)
CCM COMMUNICATIONS S. de R.L. de C.V.	(Mexico)
COGENT COMMUNICATIONS HONG KONG LIMITED	(Hong Kong)
COGENT JAPAN G.K.	(Japan)
COGENT INTERNET SINGAPORE PTE. LTD.	(Singapore)
COGENT EUROPE, S.À.R.L.	(Luxembourg)
COGENT ALBANIA SH.P.K.	(Albania)
COGENT BELGIUM SPRL	(Belgium)
COGENT COMMUNICATIONS BULGARIA EOOD	(Bulgaria)
COGENT INTERNET d.o.o.	(Croatia)
COGENT COMMUNICATIONS CZECH REPUBLIC, s.r.o.	(Czech Republic)
COGENT COMMUNICATIONS DENMARK ApS	(Denmark)
COGENT COMMUNICATIONS ESTONIA, OÜ	(Estonia)
COGENT COMMUNICATIONS FINLAND OY	(Finland)
COGENT COMMUNICATIONS FRANCE, SAS	(France)
C.C.D. COGENT COMMUNICATIONS DEUTSCHLAND GMBH (this entity has branch operations in Austria and Sweden)	(Germany)
COGENT HELLAS INTERNET SERVICES SOLE MEMBER LLC	(Greece)
COGENT COMMUNICATIONS HUNGARY, KFT.	(Hungary)
CCE COGENT INTERNET SERVICES LIMITED	(Ireland)
COGENT COMMUNICATIONS ITALIA S.R.L.	(Italy)
COGENT LATVIA SIA	(Latvia)
COGENT LITHUANIA UAB	(Lithuania)
COMPANY FOR INTERNET SERVICES COGENT MACEDONIA DOOEL SKOPJE	(Macedonia)
Î.C.S. COGENT INTERNET MLD S.R.L.	(Moldova)
COGENT COMMUNICATIONS MONTENEGRO d.o.o.	(Montenegro)
COGENT COMMUNICATIONS NETHERLANDS B.V.	(The Netherlands)
COGENT MANAGEMENT BV	(The Netherlands)
COGENT NORWAY AS	(Norway)
COGENT COMMUNICATIONS POLAND Sp. zo. o.	(Poland)
COGENT COMMUNICATIONS PORTUGAL, LDA.	(Portugal)
COGENT COMMUNICATIONS ROMANIA SRL	(Romania)
COGENT SERB d.o.o. BEOGRAD	(Serbia)
COGENT COMMUNICATIONS SLOVAKIA s.r.o.	(Slovak Republic)
COGENT ADRIA, KOMUNIKACIJE , d.o.o.	(Slovenia)
COGENT COMMUNICATIONS ESPAÑA S.L.	(Spain)
COGENT INTERNET SWITZERLAND LLC	(Switzerland)
COGENT COMMUNICATIONS INTERNET SERVICES LLC	(Turkey)

Legal Entity	Jurisdiction
TOV COGENT COMMUNICATIONS UKRAINE	(Ukraine)
COGENT COMMUNICATIONS UK LTD	(United Kingdom)

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  Exhibit 21.1